SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

March 31, 2008

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	000-30065	82-0230842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

ITEM Section 5.03 Changes to Articles of Incorporation

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
INTREPID TECHNOLOGY AND RESOURCES, INC.

EFFECTIVE DATE: MARCH 14, 2008

Pursuant to Title 30, Chapter 1, Idaho Code, Intrepid Technology and Resources, Inc. has adopted the following Articles of Amendment to its Articles of Incorporation:

I

The name of the corporation is Intrepid Technology and Resources, Inc.

II

The following amendment to the Articles of Incorporation was adopted by the directors pursuant to written unanimous consent and action in lieu of meeting on October 19, 2007 and presented to and approved by the shareholders of the corporation at a meeting of the shareholders on December 7, 2007, in the manner required by the Idaho Business Corporation Act and the corporation’s Articles of Incorporation:

Article V of the Articles of Incorporation is hereby amended by deleting existing Article V and substituting the following text so that, as amended, Article V reads in its entirety as follows:

The total number of shares which the corporation shall have authority to issue is twenty-five million (25,000,000) shares, of which all shares, par value $.005 each, shall be designated common voting stock.

For explanatory purposes only, and pursuant to Idaho Code Section 30-1-1006(3), this amendment to Article V of the Articles of Incorporation reflects: (i) a 100-for-1 reverse stock split of the corporation’s shares of common stock issued and outstanding as of December 7, 2007 and a corresponding reduction of the corporation’s authorized shares of common stock from three hundred fifty million (350,000,000) shares to three million five hundred thousand (3,500,000); (ii) an increase in the number of the corporation’s post-split authorized shares of common stock from three million five hundred thousand (3,500,000) shares to twenty-five million (25,000,000) shares; and (iii) an elimination of the corporation’s previously authorized shares of preferred stock, none of which are currently issued or outstanding; all as approved by the shareholders of the corporation at the December 7, 2007 annual meeting of the shareholders.

The record date for purposes of effectuating the 100-for-1 reverse stock split of the corporation’s issued and outstanding shares is December 7, 2007.  Pursuant to the split the corporation may issue each shareholder of record as of December 7, 2007 one new share of common stock in exchange for every 100 of the shareholder’s pre-split shares of common stock.  The shareholder may be asked to return the certificates representing the pre-split shares of common stock to the corporation in exchange for the certificates representing the newly issued shares of common stock and in such event the corporation will cancel the surrendered stock certificates.  To the extent the reverse stock split would result in a shareholder owning a fractional share of common stock, the corporation will round that fractional share up to the nearest whole share and issue an additional share to such shareholder to avoid the existence of fractional shares of common stock.

III

The number of shares of the corporation outstanding at the time of such adoption was 245,847,896 shares of common stock, and the number of shares entitled to vote thereon was 245,847,896.

IV

The number of shares voted for such amendment was 123,449,664, the number of shares voted against such amendment was 56,669,231, and the number of shares abstaining from voting on such amendment was 149,423.

Dated effective March 14, 2008.

INTREPID TECHNOLOGY AND RESOURCES, INC.

By: /s/ Jacob D. Dustin
Jacob D. Dustin
President

ITEM Section 8.01 Other Events

As a result of the above Changes to Articles of Incorporation, the ticker symbol for Intrepid Technology & Resources, Inc. has changed from IESV (IESV.OB) to ITRP (ITRP.OB).

Dated effective March 31, 2008.

INTREPID TECHNOLOGY AND RESOURCES, INC.

By: /s/ Jacob D. Dustin
Jacob D. Dustin
President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2008	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: President, Chief Operating Officer, and Director